OPTION AGREEMENT

          THIS OPTION AGREEMENT, is made and entered into effective as of March 28, 2005 (the "Agreement"), among Wentworth Energy, Inc., a Oklahoma corporation ("Wentworth" or "Purchaser"), and the limited liability members and interest holders of KLE Mineral Holdings LLC, a Kentucky Limited Liability Company ("KLE"), Sam P. Burchett, with an address of 200 W. Vine Street, Suite 400, Lexington, Kentucky 40507 and Stephen G. Lunn, with an address of 427/428 Old Brompton Road, South Kensington, London SW7 3SS, United Kingdom (British duel citizenship UK/NZ (respectively the "Sellers").

WHEREAS Sellers own one hundred percent of ownership in the limited liability interest in KLE Mineral Holdings, LLC ("KLE"), and comprising four (4) units of interest ("Units");

WHEREAS Purchaser desires to acquire these Units comprising 100 percent interest in KLE; and

WHEREAS Sellers desire to grant to Purchaser an irrevocable option to acquire the Units upon the conditions to be set forth herein and in an acquisition agreement;

NOW, THEREFORE, in consideration of the foregoing premises and mutual agreements contained herein and intending to be legally bound the parties agree as follows:

1.

Sellers do hereby grant to Purchaser an exclusive and irrevocable right to and option ("the Option") exercisable commencing June 1, 2005 and through and including August 31, 2005 (the "Option Period") to purchase all, but not less than all, of the Units, from Sellers for a purchase price of $12,250,000 to be paid in cash and stock and, upon the terms and conditions set forth herein and as further set forth in an acquisition agreement.

2.

In consideration for this Option, Purchaser shall pay an initial amount of $50,000 to Sellers, upon execution of the option, and thereafter the amount of $10,000 per month commencing on April 1, 2005 and ending on August 1, 2005 (the "Option Amount").  Should Purchaser fail to make any instalment on the Option Amount when due, then this agreement shall be deemed null and void and with any amounts previously paid considered liquidated damages with no obligations by Sellers to return or repay those amounts to Purchaser.  Any amounts paid to Sellers shall be applied to the purchase price.   Upon full payment of all instalments the option shall be deemed irrevocable by the parties.

3.

During the time from execution of the option agreement and payment of the initial amount through closing, Sellers shall not market or otherwise attempt to sell its interest in KLE.

4.

During the time from execution of the option agreement Purchaser shall conduct its due diligence to determine whether to exercise the Option.

5.

Should Purchaser fail to exercise the option and close pursuant to the acquisition agreement by August 31, 2005, then this agreement shall be deemed null and void and Sellers shall retain the Option Amount as liquidated damages and shall have no further obligation to sell the Units to Purchaser.

6.

Upon execution, the parties will work diligently to draft an acquisition agreement agreeable to both parties.

7.

Upon exercise of the option, a closing shall be set by Purchaser at a date and time not before June 1, 2005 and through and including August 31, 2005.

8.

This option agreement constitutes and contains the entire agreement between the parties, until such time as the acquisition agreement is executed, and supercedes any prior agreements of the parties.  Any waiver or modification of this agreement must be in writing and signed by all parties. This agreement may be executed in any number of counterparts all of which shall be deemed an original and all of which constitute one document.  The invalidity of any one provision shall not affect the validity or enforceability of any other or remaining provisions.  This agreement shall inure to and be binding on all successors and assigns.  This agreement is not assignable without the express written consent of the other parties.  All notices are to be sent via U.S. Mail, Facsimile or Courier to the addresses first set forth.  This agreement shall be governed by the laws, rules and regulations of the Commonwealth of Kentucky.

9.

No person or entity is entitled to a brokerage or commission fee or finder’s fee or other payment relating to this transaction unless first disclosed to the other parties.

IN WITNESS WHEREOF, the parties hereto have executed this agreement effective as of the date first above written.

KLE MINERAL HOLDINGS, L.L.C.

WENTWORTH ENERGY, INC.

BY:

__________________

BY:_____________________

Stephen Lunn, Member

BY:

__________________

ITS: ____________________

Sam P. Burchett, Member